Home Federal Bancorp Announces First Quarter Earnings

    COLUMBUS, Ind.--(BUSINESS WIRE)--April 16, 2003--Home Federal Bancorp (the "Company") (Nasdaq:HOMF), the holding company of HomeFederal Bank of Columbus, Indiana (the "Bank"), today announced quarterly earnings of $2,954,000, or $0.70 basic and $0.66 diluted earnings per common share, for its first quarter ended March 31, 2003. This compared to earnings of $2,593,000, or $0.59 basic and $0.56 diluted earnings per common share, a year earlier. Diluted earnings per common share increased $0.10 per share or 17.9% for the three months ended March 31, 2003 compared to the three months ended March 31, 2002. The increase in net income for the current quarter compared to the prior year is attributed to an increase in non-interest income primarily from gain on sale of loans.
    Net interest income after provision for loan losses was basically unchanged at $5,832,000 for the three-month period ended March 31, 2003 and March 31, 2002. The net interest margin declined 28 basis points for the three-month period ending March 31, 2003 compared to the three-month period ended March 31, 2002. The decrease in the net interest margin was the result of yields on interest earning assets decreasing faster than the cost on interest bearing liabilities. The provision for loan losses decreased $299,000 for the three-month period ended March 31, 2003 as compared to the three-month period ended March 31, 2002.
    Other income for the three months ended March 31, 2003 increased $625,000 over the three-month period ended March 31, 2002. This increase was due to several factors including the increase in gain on sale of loans of $1,126,000 in the current three-month period compared to the same period one year ago. The increase was due to increased refinancing activity and loan sales. Offsetting this increase in other income was a $422,000 decrease in loan servicing income due in part to an impairment charge reducing the value of originated mortgage servicing rights. The originated mortgage servicing rights asset is reviewed for impairment each quarter. This asset is created when mortgage loans are sold and the lender retains the servicing rights. The servicing rights are recognized as income at the time the loan is sold and the servicing asset is also recorded. The asset is then amortized as an expense to mortgage servicing income over the life of the loan. The impairment charge is the recognition of the change in value of mortgage servicing rights that result with changes in interest rates and loan prepayment speeds. Mortgage servicing portfolios typically decline in value as interest rates drop and increase in value as rates rise. The reason for this decline in value is as rates drop, prepayment speeds increase causing the average life of the servicing portfolio to shorten. This reduces the amount of servicing income the Bank receives over time and thus reduces the value of the servicing portfolio. If rates rise the opposite occurs, prepayments slow, the average life of the mortgage servicing portfolio lengthens, increasing the amount of servicing income the Bank receives over time thus increasing the value of the servicing portfolio. In the current period the impairment charge was $190,666 compared to the same period ending March 31, 2002 where there was a recovery of prior impairments of $155,880 resulting in a difference of $346,546. The amortization charge in the current period was $288,570 compared to $208,617 for the same period a year ago further reducing loan servicing income. Future impairment charges will depend on future interest rate changes, if rates continue to drop there may be more impairment charges, if they rise, previously recorded impairment charges may be recovered.
    Other expense for the three-month period ended March 31, 2003 increased $124,000, or 2.4% over the three-month period ended March 31, 2002.
    The return on average assets for the current year-to-date period was 1.33% annualized, while the return on average equity was 14.98%.
    Non-performing assets to total assets decreased from 0.94% at March 31, 2002 to 0.81% at March 31, 2003. Non-performing loans to total gross loans also decreased from 0.94% to 0.85%, respectively, for the same periods.
    The Company's assets totaled $889,325,000 as of March 31, 2003, an increase of $2,820,000 from December 31, 2002.
    As of March 31, 2003, shareholders' equity was $80,316,000. Based on the March 31, 2003, book value of $18.87 per common share, Home Federal Bancorp stock was trading at 133% of book value. The stock price at March 31, 2003, was $25.12.
    In February 2003, the Company announced that the Board of Directors had approved the sixth repurchase, from time to time, on the open market of up to 5% of the Company's outstanding shares of common stock, or 211,699 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may begin April 21, 2003.
    Home Federal Bancorp is a bank holding company registered with the Federal Reserve, which has been authorized by the Federal Reserve to engage in activities permissible for a financial holding company. HomeFederal Bank, its principal subsidiary, is an FDIC insured state chartered commercial bank. HomeFederal Bank was founded in 1908 and offers a wide range of consumer and commercial financial services through seventeen branch offices in southeastern Indiana and one commercial loan office in Indianapolis, Indiana.
    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," and "should," which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Home Federal Bancorp undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. The company's ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the company's most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.

HOME FEDERAL BANCORP
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)                                     March 31, December 31,
                                                    2003       2002
                                                   -------- --------

ASSETS:
Cash                                                $ 31,839 $ 27,404
Interest-bearing deposits                             40,248   26,288
                                                     -------- --------
  Total cash and cash equivalents                     72,087   53,692
                                                     -------- --------

Securities available for sale at fair value
 (amortized cost $117,566 and $113,000)              118,497  114,440
Securities held to maturity (fair value $2,420 and
 $3,147)                                               2,333    3,026
Loans held for sale (fair value $23,695 and $31,055)  23,273   30,560
Loans receivable, net of allowance for loan losses
 of $7,186 and $7,172                                617,324  628,883
Investments in joint ventures                          6,454    6,710
Federal Home Loan Bank stock                           9,965    9,965
Accrued interest receivable, net                       4,141    4,289
Premises and equipment, net                           12,878   12,973
Real estate owned                                      1,717    1,472
Prepaid expenses and other assets                      8,282    8,259
Cash surrender value of life insurance                10,979   10,841
Goodwill                                               1,395    1,395
                                                     -------- --------

   TOTAL ASSETS                                     $889,325 $886,505
                                                     ======== ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits                                            $607,805 $609,358
Advances from Federal Home Loan Bank                 166,007  171,635
Senior debt                                           14,242   14,242
Other borrowings                                       5,809    1,867
Advance payments by borrowers for taxes and
 insurance                                               552      229
Accrued expenses and other liabilities                14,594   11,380
                                                     -------- --------
   Total liabilities                                 809,009  808,711
                                                     -------- --------

Shareholders' equity:
 No par preferred stock; Authorized:  2,000,000
  shares
  Issued and outstanding:   None
 No par common stock; Authorized:  15,000,000 shares
  Issued and outstanding:                              9,743    9,184
     4,255,202 shares at March 31, 2003
     4,228,859 shares at December 31, 2002
 Retained earnings, restricted                        70,420   68,156
Accumulated other comprehensive income, net of taxes     153      454
                                                     -------- --------

   Total shareholders' equity                         80,316   77,794
                                                     -------- --------

   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $889,325 $886,505
                                                     ======== ========

HOME FEDERAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)                                       Three Months Ended
                                                       March 31,
                                                 ---------------------
Interest income:                                      2003       2002
                                                 ---------- ----------
 Loans receivable                               $   10,824 $   11,726
 Securities available for sale and held to
  maturity                                           1,107      1,409
 Other interest income                                 127        155
                                                 ---------- ----------
Total interest income                               12,058     13,290
                                                 ---------- ----------

Interest expense:
 Deposits                                            3,397      4,048
Advances from Federal Home Loan Bank                 2,397      2,697
Other borrowings                                       222        201
                                                 ---------- ----------
Total interest expense                               6,016      6,946
                                                 ---------- ----------

Net interest income                                  6,042      6,344
Provision for loan losses                              210        509
                                                 ---------- ----------
Net interest income after provision for loan
 losses                                              5,832      5,835
                                                 ---------- ----------

Other income:
 Gain on sale of loans                               2,144      1,018
 Gain(loss) on sale of securities                        0          2
 Income (loss) from joint ventures                     481        509
 Insurance, annuity income, other fees                 430        378
 Service fees on NOW accounts                          600        489
 Net gain (loss) on real estate owned and
  repossessed assets                                    11        193
 Loan servicing income, net of impairments             (10)       412
 Miscellaneous                                         481        511
                                                 ---------- ----------
Total other income                                   4,137      3,512
                                                 ---------- ----------

Other expenses:
 Compensation and employee benefits                  2,937      2,858
 Occupancy and equipment                               777        704
 Service bureau expense                                240        205
 Federal insurance premium                              25         26
 Marketing                                             202        137
 Miscellaneous                                       1,101      1,228
                                                 ---------- ----------
Total other expenses                                 5,282      5,158
                                                 ---------- ----------

Income before income taxes                           4,687      4,189
Income tax provision                                 1,733      1,596
                                                 ---------- ----------
Net Income                                      $    2,954 $    2,593
                                                 ========== ==========

Basic earnings per common share                 $     0.70 $     0.59
Diluted earnings per common share               $     0.66 $     0.56

Basic weighted average number of shares          4,236,669  4,431,575
Dilutive weighted average number of shares       4,458,610  4,624,157
Dividends per share                             $    0.163 $    0.150

Supplemental Data:                                      Three Months
(unaudited)                                                  Ended
                                                          March 31,
                                                        --------------
                                                          2003   2002
                                                        --------------
Weighted average interest rate earned
    on total interest-earning assets                      5.94%  6.81%
Weighted average cost of total
    interest-bearing liabilities                          3.08%  3.68%
Interest rate spread during period                        2.85%  3.14%

Net yield on interest-earning assets
    (net interest income divided by average
    interest-earning assets on annualized basis)          2.97%  3.25%
Total interest income divided by average
    total assets (on annualized basis)                    5.44%  6.22%
Total interest expense divided by
    average total assets (on annualized basis)            2.75%  3.29%
Net interest income divided by average
    total assets (on annualized basis)                    2.73%  2.97%

Return on assets (net income divided by
    average total assets on annualized basis)             1.33%  1.21%
Return on equity (net income divided by
    average total equity on annualized basis)            14.98% 13.53%


                                                           March 31,
                                                        --------------
                                                          2003   2002
                                                        --------------

Book value per share outstanding                        $18.87 $17.30

Nonperforming Assets:
                            Loans:   Non-accrual        $4,186 $5,313
                                     Past due 90
                                      days or more         988      0
                                     Restructured          315    697
                                                        --------------
                            Total nonperforming loans    5,489  6,010
                            Real estate owned, net       1,628  1,965
                            Other repossessed assets,
                             net                            89     45
                                                        --------------
                            Total Nonperforming Assets  $7,206 $8,020

Nonperforming assets divided by total assets              0.81%  0.94%
Nonperforming loans divided by total loans                0.85%  0.94%

Balance in Allowance for Loan Losses                    $7,186 $6,364

    CONTACT: Home Federal Bancorp
             John K. Keach, Jr., 812/373-7816
             Lawrence E. Welker, 812/523-7308